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                                                                    EXHIBIT 99.1

                           A. L. LABORATORIES, INC.
        ONE EXECUTIVE DRIVE, P.O. BOX 1399, FORT LEE, NEW JERSEY 07024
     PROXY FOR SPECIAL MEETING OF STOCKHOLDERS ON SEPTEMBER 27, 1994. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF A. L. LABORATORIES, INC.
    Jeffrey E. Smith, Executive Vice President and Chief Financial Officer, Beth P. Hecht, Secretary, and Gale R. Cataraso, Assistant Secretary, or
  any one of them, with full power of substitution, are hereby authorized to vote the shares of Class A Common Stock (the "Class A Stock") of A. L. Laboratories, Inc. (the "Company"), which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at The Clinton Inn Hotel, 145 Dean Drive, Tenafly, New Jersey 07670 on Tuesday, September 27, 1994 at 11:00 a.m., local time, and at all adjournments thereof, as follows:
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3 AND THE
                         NOMINEE SET FORTH IN ITEM 4.
  1. Approval of the Restructuring Agreement, dated as of May 16, 1994 (the "Restructuring Agreement"), by and between the Company and Apothekernes Laboratorium A.S ("A. L. Oslo"), and the transactions contemplated thereby, including, among other things, (i) the acquisition by the Company of the pharmaceutical, animal health and bulk antibiotics businesses of A. L. Oslo and (ii) the transfer of substantially all of the Company's operations to a newly formed subsidiary of the Company.
           [_] FOR             [_] AGAINST               [_] ABSTAIN
  2. If the matter referred to in item 1 is approved, approval of an amendment to the Company's Certificate of Incorporation (the "Charter") to increase the percentage of directors elected by the holders of Class A Stock from 25% to 33 1/3% of the Company's Board of Directors
     (rounded to the nearest whole number, but not less than two members of the Company's Board of Directors).
           [_] FOR             [_] AGAINST               [_] ABSTAIN
  3. If the matter referred to in item 1 is approved, approval of an amendment to the Charter to change the Company's name to "A.L. Pharma Inc."
           [_] FOR             [_] AGAINST               [_] ABSTAIN
  4. If the matter referred to in item 1 is approved, election by the holders of Class A Stock of the following director: Peter G. Tombros
                                                         ----------------
     [_] FOR the nominee listed above  [_] WITHHOLD AUTHORITY to vote for the nominee listed above
                          (Continued on reverse side)
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  5. As such persons may in their discretion determine upon such matters as may properly come before the Special Meeting of Stockholders.

  SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OF STOCKHOLDERS OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR ITEM 1, ITEM 2 AND ITEM 3 AND THE NOMINEE SET FORTH IN ITEM 4 AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OF STOCKHOLDERS.

  Dated: ________________, 1994            __________________________________

                                           __________________________________

                                           __________________________________
                                              Signature of Stockholder(s)

                                           NOTE:  The signature should
                                           correspond exactly with the name
                                           of the stockholder as it appears
                                           hereon. Where stock is registered
                                           in Joint Tenancy, all tenants
                                           should sign. Persons signing as
                                           Executors, Administrators,
                                           Trustees, etc., should so
                                           indicate.
                                           Please mark, sign and mail this
                                           proxy promptly in the enclosed
                                           envelope, which requires no
                                           postage if mailed in the United
                                           States.